Exhibit 99.1
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Press Release

Source:  Weststar Financial Services Corporation
Asheville, North Carolina
October 18, 2001


                 WESTSTAR FINANCIAL SERVICES CORPORATION (WFSC)
                       DECLARES 10 PERCENT STOCK DIVIDEND


Directors of Weststar Financial Services Corporation (OTC:BB "WFSC") and its subsidiary, The Bank of Asheville, have declared a 10% stock dividend. The dividend is payable on November 13, 2001, to shareholders of record on October 30, 2001. Shareholders will be entitled to one additional share for each ten shares held on the record date.

Weststar Financial Services Corporation is the parent company of The Bank of Asheville, which operates three full service offices in Buncombe County with the Main Office being located at 79 Woodfin Place, Asheville, NC 28801. The Corporation has 800 shareholders, with 790,695 shares of common stock currently outstanding.

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the company's results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

For Further Information, please contact: Randall C. Hall
                                    Executive Vice President and
                                      Chief Financial Officer
                                       Phone (828) 232-2904
                                  e-mail rhall@bankofasheville.com



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